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CleanSpark Strengthens Leadership Team with Strategic Appointments to Drive Innovation and Power the Next Phase of Growth

Gary Vecchiarelli, Scott Garrison, Taylor Monnig, and Harry Sudock are transitioning to new and expanded C-Suite leadership roles

LAS VEGAS, September 8, 2025 -- CleanSpark, Inc. (Nasdaq: CLSK) (the "Company"), America's Bitcoin Miner®, today announced a strategic realignment of its leadership team, with several key internal appointments and transitions to accelerate innovation, drive diversified growth, and strengthen the company's long-term strategic trajectory.

Today’s appointments draw strength from the company’s tenured leadership team. Effective immediately, the following proven leaders from within will take on new and expanded executive roles as follows:

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Gary A. Vecchiarelli has been named President, while continuing to serve as Chief Financial Officer. In this expanded leadership role, Gary will support the CEO by overseeing financial strategy, treasury operations, capital markets activities, and legal & compliance, while also driving organizational execution, operational excellence, and cross-functional alignment as President.
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Scott Garrison will now serve as Chief Development Officer and Executive Vice President, and oversee infrastructure expansion, corporate development, business operations, and government affairs. Scott previously served as chief operating officer and this transition reflects an expanded focus on growth of power infrastructure, as well as strategic datacenter development.
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Taylor Monnig has been named Chief Operating Officer, in addition to his existing chief technology officer role. This dual role will focus on operational excellence in bitcoin mining, energy optimization, and corporate functions, while driving innovation in software, hardware, and digital asset technology. Prior to CleanSpark, Taylor was issued a number of data center patents and won an Intel Innovation award as part of the OTTO HPC platform.
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Harry Sudock, formerly senior vice president, was appointed Chief Business Officer and will oversee investor relations and strategic communications, provide sector leadership, and play a key role in the development and implementation of the broader corporate strategy.

“I am proud of today’s appointments and realignments, as they better reflect the strength, experience and continuity of our organizational leadership. These moves reaffirm our company’s commitment to maximize megawatt monetization through bitcoin mining and beyond,” said Matt Schultz, CEO and Chairman of CleanSpark. “This team has been responsible for the world-class strategy and execution behind ‘America’s Bitcoin Miner’ and brings that same passion as we pursue our broader strategy that seeks to capitalize on all available opportunities.”

About CleanSpark

CleanSpark (Nasdaq: CLSK), America's Bitcoin Miner®, is a market-leading Bitcoin miner with a proven track record of success. We own and operate a portfolio of data centers across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence and capital stewardship, we optimize our operations to deliver superior

EXHIBIT 99.1

returns to our shareholders. Optimally monetizing low-cost, high reliability electricity positions us to prosper in an ever-changing world. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the impact of the CEO transition on relationships with vendors, regulators, employees and investors and the ability of the executive team to execute on the Company’s strategies, in particular its pursuit of opportunities beyond bitcoin mining; completion of construction, regulatory approvals, and electrical power availability to achieve anticipated growth; the success and performance of the Company’s digital asset management and derivatives trading activities, which were only recently commenced; the success of the Company’s digital currency mining activities; the volatility in the price of Bitcoin and the volatile and unpredictable cycles in the emerging and evolving industries in which the Company operates; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the impacts of evolving global and U.S. trade policies and tariff regimes, including that there is uncertainty as to whether the Company will face materially increased tariff liability in respect of miners purchased since 2024 and in the future; the anticipated import and delivery dates of new miners; the ability to successfully import and deploy new miners and other mining equipment; dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the risk that expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in those filings. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact
Harry Sudock
702-989-7693
ir@cleanspark.com

Media Contact
Malory Van Guilder
651.335.0585
malory@skyya.com